UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

U.S. HOME SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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U.S. HOME SYSTEMS, INC.

2951 Kinwest Parkway

Irving, Texas 75063

(214) 488-6300

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 26, 2012

This supplement, which we refer to as the proxy supplement, amends and supplements the definitive proxy statement, which we refer to as the proxy statement, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2012 by U.S. Home Systems, Inc., a Delaware corporation, which we refer to as the Company, we, our or us, for a special meeting of stockholders of the Company to be held on October 26, 2012, at 10:00 a.m., Central Daylight Time, at the Company’s offices at 2951 Kinwest Parkway, Irving, Texas 75063. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2012, as it may be amended from time to time, which we refer to as the merger agreement, by and among THD At-Home Services, Inc., a Delaware corporation, which we refer to as Parent, Umpire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, which we refer to as Merger Sub, and the Company providing for the merger of Merger Sub with and into the Company, which we refer to as the merger, with the Company being the surviving corporation. Following the merger, the Company will be a wholly-owned subsidiary of Parent.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and the merger and declared the merger agreement and the merger to be advisable, fair to and in the best interests of the Company and its stockholders. The board of directors of the Company unanimously recommends that you vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly. No action in connection with this proxy supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

The information contained herein speaks only as of October 19, 2012 unless the information specifically indicates that another date applies.

SUPPLEMENT TO PROXY STATEMENT

The Company is making the following supplemental disclosures to the proxy statement. These disclosures should be read in connection with the proxy statement, which should be read in its entirety. This proxy supplement is not intended to and does not update the disclosures contained in the proxy statement, which were made as of September 17, 2012 except where the information in the proxy statement specifically indicated that another date applied. Defined terms used but not defined herein have the meanings set forth in the proxy statement. Page numbers referenced herein correspond to page numbers in the proxy statement mailed to stockholders of the Company. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:

The section of the proxy statement entitled “The Merger—Background of the Merger” beginning on page 30 is supplemented as set forth below:

The following is inserted prior to the second to last sentence of the second full paragraph on page 34 of the proxy statement:

Bryant Park Capital derived the June 18 illustrative range of values solely to fulfill its responsibility to assist in negotiating, on behalf of the Company’s stockholders, the highest possible price per share from The Home Depot, and did not base the illustrative range of values on a view of fairness or intrinsic value.

In its June 18 letter, Bryant Park Capital used projected financial data taken from the Company’s confidential information memorandum. The projected financial data from the confidential information memorandum was later revised by the Company to reflect the projected delay in the Company’s expansion into Canada due to The Home Depot questioning the Company’s right to proceed with the Canadian Tire services agreement in light of the Company’s existing services agreement with The Home Depot; and the financial projections were further revised by the Company to take into account the projected reduction in the Company’s full cabinet replacement initiative reflecting subsequent lower actual results from the Company’s test pilot program in Florida. As a result, the Company’s projected financial results in the June 18 letter reflected higher revenue than in the Company’s “Certain Financial Projections” included herein (by approximately $5.3 million in 2012, growing to approximately $18.6 million in 2016). In addition, the June 18 financial data added back to EBITDA approximately $1.2 million per year of Company corporate overhead, which includes among other costs those associated with the Company being a public company, that would not likely be incurred by The Home Depot. As a result, the Company’s projected financial results in the June 18 letter reflected higher EBITDA than in the Company’s “Certain Financial Projections” included herein (by approximately $1.1 million in 2012, growing to approximately $5.5 million in 2016).

The Company’s updated financial projections are included in the proxy in the section entitled “Certain Financial Projections.”

In its June 18 letter, Bryant Park Capital presented selected financial data for public companies chosen as a group in order to support the highest possible per share price in negotiations between the parties. The median enterprise value/EBITDA multiples for the companies in the June 18 letter for the LTM period, 2012 and 2013 were 13.6x, 10.8x and 8.3x, respectively. The illustrative range of price per share values in the June 18 letter was also derived, in part, from a discounted cash flow analysis using the Company’s financial data from the confidential information memorandum, after adding back to EBITDA approximately $1.2 million per year of corporate overhead, a discount rate range from 20% to 24% and terminal value exit multiples ranging from 6.0x to 8.0x.

The section of the proxy statement entitled “The Merger—Opinion of BPCVS—Selected Public Company Analysis” beginning on page 47 is supplemented as set forth below:

The following table discloses the enterprise value of each selected public company as a multiple of its revenue and EBITDA for the LTM and estimates of its revenue and EBITDA for calendar years 2012 and 2013. Historical and projected financial results are adjusted to exclude various one-time and/or non-recurring factors.

	EV / Revenue			EV / EBITDA
Company	LTM	2012E	2013E	LTM	2012E	2013E
American Woodmark Corp.	0.39x	0.38x	0.35x	NM	9.13x	5.71x
Armstrong World Industries, Inc.	1.17x	1.13x	1.04x	11.15x	8.01x	6.68x
Griffon Corporation	0.56x	0.54x	0.50x	7.64x	6.99x	6.28x
Masco Corporation	0.92x	0.91x	0.86x	13.35x	11.12x	9.39x
Rona Inc.	0.44x	0.43x	0.43x	8.08x	7.58x	7.15x
Whirlpool Corp.	0.40x	0.39x	0.38x	4.58x	4.51x	4.20x

The section of the proxy statement entitled “The Merger—Opinion of BPCVS—Discounted Cash Flow Analysis” beginning on page 49 is supplemented as set forth below:

The following is inserted prior to the last sentence of the first full paragraph under the section of the proxy statement entitled “The Merger—Opinion of BPCVS—Discounted Cash Flow Analysis”:

The weighted average cost of capital is determined by the sum of (a) the market value of equity as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated after-tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the Company’s beta (a measure of the sensitivity of an asset’s returns to market returns), betas of comparable companies, the risk-free rate, a company specific risk premium based on BPCVS’s professional judgment and a historical equity market risk premium and a size premium, both of which were sourced from the Ibbotson SBBI Valuation Yearbook.

The section of the proxy statement entitled “The Merger—Certain Financial Projections” beginning on page 53 is supplemented as set forth below:

The following table sets forth certain additional summary items from the financial projections:

Financial Projections	2012E	2013E	2014E	2015E	2016E
Tax Rate	40.5%	40.5%	40.5%	40.5%	40.5%
Increase in Current Assets	$2,429	$2,601	$3,161	$1,068	$983
Increase in Current Liabilities	$810	$1,793	$2,081	$717	$667
Capital Expenditures	$900	$1,080	$1,301	$1,378	$1,448

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy supplement, and the documents to which we refer you in this proxy supplement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements” which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Specifically, all statements other than statements of historical facts included in this proxy supplement regarding the timing or likelihood of completing the merger to which this proxy supplement relates, our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this proxy supplement, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “should,” “could,” “would,” “will,” “hope,” “plan,” “contemplate,” “continue” and “intend,” and words or phrases of similar import, as they relate to the timing or likelihood of completing the merger, our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements.

Our forward-looking statements reflect our current view with respect to future events and are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions (including the current worldwide economic downturn and disruption in financial and credit markets), the state of the residential housing market, our ability to enter into new markets or expand our product lines, and changes in legislation. Accordingly, actual results may differ materially from such forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this proxy supplement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•

the inability to complete the merger due to the failure to obtain the Company stockholder approval or the failure to satisfy other conditions to completion of the merger, including the failure to obtain regulatory approval;

•	the failure of the merger to close for any other reason;

•	risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the outcome of legal proceedings that have been instituted against us and any other legal proceedings that may be instituted against us or others relating to the merger agreement;

•	diversion of management’s and our other employees’ attention from ongoing business concerns;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the possible adverse effect on our business and the price of our shares of Company common stock if the merger is not consummated in a timely fashion or at all; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Part II Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 and in our other filings with the SEC. The Company cautions that the foregoing list of important factors that may affect future results and the factors contained in our SEC filings are not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy supplement speak only as of the date of this proxy supplement. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed merger, the Company filed the proxy statement with the SEC and first mailed the proxy statement to stockholders on or about September 20, 2012. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC website at www.sec.gov.

To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. You also may obtain free copies of the documents we file with the SEC, including this proxy supplement, by going to the Investor Relations section of our website, www.ushomesystems.com. The information provided on our website is not part of this proxy supplement, and therefore is not incorporated herein by reference.

Statements contained in this proxy supplement are not necessarily complete and each such statement is qualified in its entirety by reference to the proxy statement and all other related materials filed as an exhibit with the SEC.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy supplement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, telephone (214) 488-6300, by telephonic request directed to our proxy solicitor, D.F. King & Co., Inc., at 1-800-659-6590 (toll free) or (212) 269-5550 (call collect) or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

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